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                                                                   EXHIBIT 10.25



CONFIDENTIAL                                                        CONFIDENTIAL

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

         THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into by and among BOYDS WHEELS, INC., a California Corporation (the "Company") and BOYD CODDINGTON ("Coddington"), on the one part, and BRAD FANSHAW ("Fanshaw") on the other part, on the date(s) herein indicated.

                                    RECITALS

         A. Fanshaw and the Company are parties to that certain Employment Agreement dated January 1, 1995, pursuant to which Fanshaw has been employed as the President of the Company.

         B. Fanshaw, Charlotte Fanshaw ("C. Fanshaw"), Coddington and Diane Coddington ("D. Coddington") are the shareholders of Velocity Distribution, Inc., a California corporation ("Velocity"). Concurrently with the execution of this Agreement, the Company, Coddington, D. Coddington, Fanshaw, C. Fanshaw and Velocity shall execute that certain Agreement for the Purchase and Sale of Assets dated of even date herewith (the "Asset Purchase Agreement") pursuant to which the Company will acquire the assets of Velocity and will assume certain of the liabilities of Velocity.

         C. The parties desire to and do intend by this Agreement to resolve all their disputes and differences and to discharge each other from any and all liability with reference thereto.

                                    AGREEMENT

         NOW THEREFORE, for full and valuable consideration, and based upon the foregoing recitals and the terms, conditions, covenants and agreements contained herein, the parties agree as follows:

1.       Releasees.

         (a) Except for the obligations expressly provided for in this Agreement or the Asset Purchase Agreement or any options to purchase stock of the Company held by Fanshaw (the "Options"), Fanshaw, for himself and for each of his successors, predecessors, assigns, heirs, officers, partners, agents and representatives (the "Fanshaw Releasors"), hereby releases, acquits and forever discharges the Company, Coddington, as well as each of their affiliates, employees, officers, directors, trustees, partners, shareholders, attorneys, servants, representatives, principals, guarantors, sureties, insurers and agents, past and present, and each of them, whether known or unknown, disclosed or undisclosed,




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and their respective heirs, successors and assigns (the "Company Released
Parties"), of and from any and all actions, suits, causes of action, claims, liabilities, indebtedness, debts, demands, sums of money, obligations, agreements, controversies, contracts, covenants, judgments, orders, rights to injunctive or declaratory relief, breaches of contract, breaches of duty of any relationships, acts, omissions, promises, representations, administrative claims, arbitration rights, liens, claims of lien, loss of services, controversies, expenses, damages, costs, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, liquidated or unliquidated, matured or unmatured which the Fanshaw Releasors ever had, now have or may have against the Company Released Parties, or any of them, including without limitation, arising out of or relating to Fanshaw's employment by the Company and Velocity and his respective interests in said companies.

         (b) Except for the obligations expressly provided for in this Agreement, the Asset Purchase Agreement and/or the Options, the Company and Coddington, for themselves and for each of their successors, predecessors, assigns, heirs, officers, partners, agents and representatives (the "Company Releasors"), each hereby releases, acquits and forever discharges the Fanshaw Releasors, as well as each of their affiliates, employees, officers, directors, trustees, partners, shareholders, attorneys, servants, representatives, principals, guarantors, sureties, insurers and agents, past and present, and each of them, whether known or unknown, disclosed or undisclosed, and their respective heirs, successors and assigns (the "Fanshaw Released Parties"), of and from any and all actions, suits, causes of action, claims, liabilities, indebtedness, debts, demands, sums of money, obligations, agreements, controversies, contracts, covenants, judgments, orders, rights to injunctive or declaratory relief, breaches of contract, breaches of duty of any relationships, acts, omissions, promises, representations, administrative claims, arbitration rights, liens, claims of lien, loss of services, controversies, expenses, damages, costs, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, liquidated or unliquidated, matured or unmatured which the Company Releasors ever had, now have or may have against the Fanshaw Released Parties, or any of them, including without limitation, arising out of or relating to Fanshaw's employment by the Company and Velocity and Fanshaw's respective interests in said companies.

2.       Settlement Amount.

         (a) In consideration for the release and covenants and conditions set forth herein, the Company shall pay to Fanshaw the sum of Two Hundred Twenty-Five Thousand ($225,000) (the "Cash Payment") payable upon execution of this Agreement, and shall issue to Fanshaw within ten (10) business days from the execution of this

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Agreement, shares of common stock of the Company with a fair market value equal to Fifty Thousand Dollars ($50,000) (the "Stock Payment"). The Cash Payment and the Stock Payment shall be referred to herein as the "Settlement Amount." The fair market value and the price per share of the shares of common stock (the "Shares") to be issued hereunder as the Stock Payment portion of the Settlement Amount shall be determined by reference to the last reported sale price of the common stock of the Company as reported by NASDAQ as of the most recent trading day preceding the date of this Agreement, or if no such sales are then being reported, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ as of the most recent trading day preceding the date of this Agreement. If no price is determinable as described above, the fair market value of such Shares shall be as reasonably determined by the Board of Directors of the Company. Said amounts also constitute a full and complete settlement and compromise of all disputed claims arising out of or related to Fanshaw's employment with the Company or the separation of that employment. The parties agree that One Hundred Twenty-Five Thousand Dollars ($125,000) of the Settlement Amount represents compensation for asserted emotional distress, physical and personal injury and pain and suffering arising out of or relating to the claims released herein by Fanshaw which the parties intend to be damages under Section 104(a)(2) of the Internal Revenue Code of 1986, as amended (the "Section 104(a)(2) Payment"), and the remaining One Hundred Fifty Thousand Dollars ($150,000) represents consideration for the covenant not to compete described in
Section 10 below.

         (b) If the Company proposes to register (including for this purpose a registration effected by the Company for any shareholder other than Fanshaw) any of stock or other securities under the Securities Act of 1933 (the "Securities Act") in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employ participants in a Company Stock Plan or a sale with respect to a transaction to which Rule 145, promulgated under the Securities Act or any successor to such Rule, is applicable or otherwise pursuant to a registration on Form S-4), the Company shall, at such time, promptly upon beginning work on such registration give Fanshaw written notice of such registration. Upon the written request of Fanshaw given within ten (10) business days after mailing of such notice by the Company in accordance with this Section 2(b), the Company shall, subject to the following provisions, use all reasonable efforts to cause to be included in such public offering at the Company's expense all of the Shares that Fanshaw has requested to be registered. (Notwithstanding the foregoing sentence, Fanshaw shall be responsible for the payment of all underwriting commissions and discounts allocable to the sale of Fanshaw's Shares). The Company shall not be required under this Section 2(b) to include any of Fanshaw's Shares in an underwritten offering of the Company's common stock unless Fanshaw accepts such

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terms of the underwriting as agreed upon between the Company and the underwriters selected by it, which terms shall be the same as those offered to the other selling shareholders; provided, however, this registration right shall not be subject to abatement by the Company's underwriters.

3.       Non-Admission of Liability.

         It is understood and agreed by the parties that each of the parties hereto agrees and understands that this Agreement is a good faith compromise and settlement of disputed claims, and does not, nor shall it be construed as or referred to as constituting, directly or indirectly, an admission of any liability on the part of any party, or as an admission that any party has suffered damages.

4.       General Nature of Release.

         The Releases set forth above in Section 1 of this Agreement are general releases of all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever that are described in the Releases and are intended to encompass all known and unknown, foreseen and unforeseen claims which the parties may have against each other, or any of them, except for any claims which may arise from the terms of this Agreement or the Asset Purchase Agreement or any options to purchase stock of the Company held by Fanshaw.

5.       Termination of Employment.

         Effective as of February 13, 1996 (the "Effective Date"), Fanshaw shall resign as an officer and director of the Company.

6.       Risk of Additional or Different Facts.

         Each of the parties acknowledges that he or it may hereafter discover facts different from or in addition to those which he or it now knows or believes to be true, and he or it expressly agrees to assume the risk of the possible discovery of additional or different facts, and agrees that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.

7.       Release of Section 1542 Rights.

         Further, each of the parties expressly agrees that he or it waives and relinquishes all rights and benefits he or it may have


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under Section 1542 of the Civil Code of the State of California. That section reads as follows:

         Section 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

8.       Neutral Reference.

         Fanshaw agrees to direct all prospective employer's inquires regarding references to Boyd Coddington. Upon inquiry from prospective employers to Boyd Coddington, Coddington agrees to provide a neutral reference for Fanshaw consisting of Fanshaw's dates of employment, final position, and the information set forth in the last sentence of Section 11(d) below. Except as set forth herein, the Company and Fanshaw agree that no comments, either positive or negative, will be made about Fanshaw's past performance or his reason for leaving.

9.       Tax Indemnity.

         Fanshaw understands and agrees that he shall be exclusively liable for the payment of all taxes, or other state or federal charges, that are due as a result of the receipt of the consideration referred to in Section 2 and Section 10 of this Agreement. The parties each agree that such consideration is not subject to withholding by the Company and Fanshaw directs the Company not to withhold any sums from the payment of the consideration set forth herein. Fanshaw agrees that if the Internal Revenue Service (the "IRS") or any state or local taxing authority determines that all or a portion of the Section 104(a)(2) Payment is not excludable from his gross income, he will indemnify the Company for any monies (including taxes, interest and penalties, but excluding employer contributions such as employer's share of FICA) owed to or assessed by the IRS or any state or local taxing authority as a result of such determination. Fanshaw further agrees to indemnify the Company for any attorneys' fees and/or expenses incurred if the Company is required to take action to enforce this
Section 9.

10.      Covenant Not to Compete.

         (a) In consideration of the payment of One Hundred Fifty Thousand Dollars of the Settlement Amount (the "Non-Compete Payment") to Fanshaw, and in order to induce the Company to execute the Asset Purchase Agreement and this Agreement, Fanshaw hereby


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agrees that, for a period of five (5) years from the date of this Agreement (the
"Restricted Period"), he shall not:

                  (i) directly or indirectly, own (through any form of ownership other than ownership of securities of a publicly-held corporation of which Fanshaw owns, or has real or contingent rights to own, less than five percent (5%) of any class of outstanding securities), finance, manage, operate, control, join or participate in the ownership, management, operation or control, or be employed or connected as a director, officer, principal, agent, employee, employer, adviser, consultant, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity of whatever kind, with, of or by, any business, firm, corporation (governmental or private) or any other entity of whatever kind (a "Fanshaw Affiliate"), which is, directly or indirectly, competitive with any aspect of the "Company Business" as hereinafter defined, as carried on prior to the date hereof and as of the date hereof, in any foreign country or state of the United States in which the Company has carried on or, as of the date hereof, is carrying on business in respect of any Company Business; and without limiting the provisions of this Subsection (a)(i),

                  (ii) (1) directly or indirectly canvass or solicit any of the customers of the Company or its affiliates to purchase goods or services of the type described in Section 10(c) below, from any other person or entity, provided that Fanshaw shall not be deemed to be in breach of this provision if a Fanshaw Affiliate does so without Fanshaw's recommendation or involvement; (2) directly or indirectly request or advise any customer, supplier or licensor of the Company or its affiliates or any person engaging in business activities or transactions with the Company or its affiliates to withdraw, curtail or cancel its business or such activities or transactions with the Company or its affiliates; or (3) directly or indirectly seek to obtain or obtain from any licensor of the Company or its affiliates, any license with respect to goods or services of the type specified in Section 10(c) below.

         (b) As used in this Section 10: the term "at the date hereof" shall mean the Effective Date hereof; and "affiliate" shall mean any entity controlling, controlled by or under common control with the Company.

         (c) The term "Company Business" is defined, for purposes of this Agreement as the design, manufacture, distribution and/or marketing of aluminum wheels, motorcycle wheels, go-cart wheels, custom wheels, steering wheels and OEM wheels (collectively "Wheels"), billet aluminum accessories and car care products for


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the automotive aftermarket. The Company Business shall be defined, for purposes of this Agreement, in its broadest sense.

         (d) Notwithstanding anything in this Agreement to the contrary, Fanshaw shall not be precluded by this Agreement from directly or indirectly owning, financing, managing, operating, controlling or being employed by or otherwise connected with any business, firm, or entity which is engaged in the retail or wholesale distribution and marketing of Wheels, billet aluminum accessories and car care products for the automotive aftermarket, and not in the design and/or manufacture of such products.

         (e) During the Restricted Period, Fanshaw shall keep secret and retain in strictest confidence and shall not use for the benefit of himself or others, all confidential matters of the Company relating to the Company Business, including, without limitation, "know how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, design and design projects, inventions and research projects of the Company (the "Confidential Information") learned by Fanshaw heretofore or hereafter. The obligations of confidentiality and nondisclosure imposed upon Fanshaw pursuant to this Agreement shall not apply when:

                  (i) The Confidential Information disclosed to Fanshaw was in the public domain at the time of disclosure, or at any time after disclosure has become (except by breach of this Agreement or by other improper means as defined in California Civil Code Section 3426.1) a part of the public domain by publication or otherwise; or

                  (ii) Disclosure is made pursuant to subpoena or other legal process; or

                  (iii) Disclosure is made pursuant to the prior written consent of the Company.

         (f) All memoranda, notes, lists, records and other documents (and all copies thereof), including such items stored in computer memories, on microfiche, or by any other means made or compiled by or on behalf of Fanshaw, or made available to Fanshaw relating to the Company are and shall be the Company's property and shall be delivered to the Company immediately upon execution of this Agreement. Fanshaw agrees not to retain any written or other tangible material containing any information concerning or disclosing any of the Confidential Information. Upon execution of this Agreement, Fanshaw shall deliver to the Company all Company keys, credit cards, codes and any and all other Company belongings.



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         (g) During the Restricted Period, Fanshaw shall not, directly or indirectly, hire or solicit any employee of the Company or of its affiliates or encourage such employee to terminate such employment, provided that Fanshaw shall not be deemed to be in breach of this provision if a Fanshaw Affiliate does so without Fanshaw's recommendation or involvement.

         (h) During the Restricted Period, Fanshaw shall not, directly or indirectly, encourage any consultant then under contract with the Company or any of its affiliates to terminate such relationship.

         (i) Fanshaw acknowledges that legal remedies at law for a violation of this Agreement will not be adequate and that the damage to the Company and/or its affiliates as a result of such violation will be irreparable. Consequently, the Company and/or its affiliates shall each be entitled, as a matter of right, and in addition to any other remedies available at law or in equity, to have this Agreement specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of this Agreement would cause irreparable injury to the Company and its affiliates, and that money damages will not provide an adequate remedy to the Company; therefore, the Company and its affiliates shall be entitled to immediate temporary and permanent injunctive relief and other appropriate equitable relief, without the posting of any bond or other security by the Company, for any such breach or threatened breach. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

         (j) In addition to the remedies provided to the Company pursuant to
Section 10(i) above, if a court of competent jurisdiction shall finally determine (with appeals exhausted or waived) that Fanshaw has breached any of the terms of this Section 10, Fanshaw shall forfeit the Non-Compete Payment provided in this Section 10 and, whether or not the court finds that the non-compete provisions are lawfully enforceable, he shall forthwith, upon demand by the Company, reimburse the Company for any such amounts already paid under
Section 2, in an amount which represents the pro rata portion of the Non-Compete Payment relating to any remaining term of the Restricted Period. For example, if a breach is determined to have occurred when three (3) years remain in the Restricted Period, Fanshaw shall reimburse the Company an amount equal to Ninety Thousand Dollars ($90,000).

11.      Confidentiality.

         (a) The Company and Coddington promise and agree not to disclose, either directly or indirectly, in any manner whatsoever, any information of any kind regarding the terms of this Agreement, including, but not limited to, the amount and characterization of any payments under the Settlement Agreement, to any person or

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organization, including, but not limited to, representatives of local, state or federal agencies, members of the press and media, present and former officers, employees and agents of the Company, and other members of the public, except that the Company shall not be prohibited from providing any appropriate disclosures or information as may be required under any applicable local, state or federal law, including, without limitation, the federal securities laws.

         (b) Fanshaw promises and agrees not to disclose, either directly or indirectly, in any manner whatsoever, any information of any kind regarding the terms of this Agreement, including, but not limited to, the amount and characterization of any payments under the Settlement Agreement, to any person or organization, including, but not limited to, representatives of local, state or federal agencies, members of the press and media, present and former officers, employees and agents of the Company, and other members of the public, except that Fanshaw shall not be prohibited from providing any appropriate disclosures or information as may be required under any applicable local, state or federal law, including, without limitation, the federal securities laws.

         (c) In the event of a breach by the other party, of the terms of this
Section 11, the nonbreaching party may commence an action at law for damages to pursue its available legal or equitable remedies, including, but in no way limited to, attorneys' fees. In the event that a party takes steps to seek relief from an alleged breach of this Section 11, all of the provisions of this Agreement shall remain in full force and effect.

         (d) This Section 11 shall not prohibit the parties from (i) discussing the consideration being provided pursuant hereto with their tax advisors, (ii) discussing the underlying claims or the terms of this Agreement with their attorneys, counselors or medical doctors, (iii) advising a governmental taxing authority of the said consideration or of the existence of this Agreement in response to a question or questions posed by such taxing authority, (iv) testifying pursuant to a court order or a subpoena which has been issued by a governmental agency and which appears valid on its face, or (v) stating "the matter has been resolved and the terms of the resolution are confidential" in response to an inquiry. No party shall issue any press releases concerning this Agreement or the settlement contemplated hereby or otherwise provide any information to any media regarding the terms of this Agreement except that any party may state:

         The President of Boyds Wheels, Inc., Brad J. Fanshaw, has resigned to pursue other business ventures. Boyds Wheels' C.E.O., Boyd Coddington said, "Brad joined the Company in 1991 and was an integral part of its growth and success during his tenure. We wish him success in his new endeavors."

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12.      No Actions to be Brought or Assisted.

         Except for the obligations expressly provided for in this Agreement or in the Asset Purchase Agreement or any options to purchase stock of the Company held by Fanshaw, the parties each covenant and agree never to commence, aid in any way, prosecute or cause to be commenced or prosecuted any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Agreement, or to assist others in the prosecution of any claims or actions against any of the released parties. Fanshaw agrees to indemnify and to hold the Company Released Parties harmless from and against any and all claims, including court costs and attorneys' fees, from or in connection with any action or proceeding brought, assisted, or prosecuted contrary to the provisions of this Agreement. The Company agrees to indemnify and to hold the Fanshaw Released Parties harmless from and against any and all claims, including court costs and attorneys' fees, from or in connection with any action or proceeding brought, assisted or prosecuted contrary to the provisions of this Agreement.

13.      Non-Assignment of Claim.

         The parties each warrant that he or it has made no assignment and will make no assignment of any claim, chose in action, right of action, or any right of any kind whatsoever, embodied in any of the claims and allegations referred to herein, and that no other person or entity of any kind (other than as expressly mentioned above) had or has any interest in any of the demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, attorneys' fees, costs, expenses, losses or claims referred to herein.

14.      Binding Effect on Successors and Assigns.

         This Agreement and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

15.      Execution in Counterparts.

         This Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

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16.      Interpretation.

         Should any portion, word, clause, phrase, sentence or section of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected. Whenever required by the context, as used in this Agreement the singular number shall include the plural, and the masculine gender shall include the feminine and neuter.

17.      Attorneys Fees.

         Should any legal action, arbitration or other proceeding be commenced to secure the performance of this Agreement and in obtaining any appropriate relief based thereon, the party prevailing in such legal action, arbitration or other proceeding shall, in addition to such other relief as may be awarded, be entitled to recover costs and reasonable attorneys' fees.

18.      Entire Agreement.

         This Agreement constitutes the entire agreement between the parties who have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements, or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement, that they have not executed this Agreement in reliance on any such representations, inducements, promise, agreement or warranty, and that no representation, inducement, promise, agreement or warranty not contained in this Agreement, including, but not limited to, any purported supplements, modifications, waivers, or terminations of this Agreement, shall be valid or binding, unless executed in writing by all of the parties to this Agreement.

19.      Failure to Assert Right is Not Waiver.

         Failure to insist on compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

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20.      Governing Law.

         This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of said State.

21.      Knowing and Voluntary Agreement.

         This Agreement in all respects has been voluntarily and knowingly executed by the parties hereto. Fanshaw specifically represents that he is represented by counsel, that he has been given the opportunity to consult with his attorney, and that he has consulted with his attorney to his satisfaction concerning the terms and conditions of this Agreement. Fanshaw further represents that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

22.      No Further Action.

         Each party hereby covenants and agrees that he or it will not, at any time hereafter, attempt to assert any claim or commence, maintain or prosecute any action at law, in equity or otherwise, against the other party described herein, nor any of them individually, on account of any claimed loss, damage, claim, demand, action or cause of action of any kind and nature, whether known or unknown, released by this Agreement. This Agreement may be pleaded as a full and complete defense to, and the parties hereby consent that it may be used as the basis for, an injunction against any action, suit, or other proceeding based upon any claims, demands, liabilities, suits, debts, liens, contracts, agreements, promises, damages, obligations, losses, costs, expenses or causes of action, of every kind, released by this Agreement.

23.      Their Own Costs.

         Each party to this action and/or this Agreement shall bear and sustain his own costs and disbursements incurred in its preparation and negotiation.

24.      Method of Dispute Resolution.

         The parties agree that any controversy or dispute arising from or in connection with this Agreement, its interpretation, performance or termination, shall, upon demand of a party, be submitted to and decided by binding arbitration. The arbitration shall be conducted pursuant to Part 3, Title 9 of the California Code of Civil Procedure (Sections 1280-1288.8). Discovery, including depositions for the purpose of discovery, shall be

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broadly permitted, and the provisions of Code of Civil Procedure Section 1283.05 shall apply. Any demand to arbitrate, for purposes of the statute of limitations, shall have the same effect as if suit had been filed on the date the demand is made. The arbitration shall occur in Orange County, California.
The parties shall agree upon an arbitrator twenty-one (21) days after the demand is made, and if the parties fail to so agree, then any of them may apply to the court for an order appointing an arbitrator meeting the requirements of this section. The decision of the arbitrator shall be final and binding, and shall be subject to confirmation, correction or vacation in accordance with the provisions of Code of Civil Procedure Sections 1285-1287.4. Any application, petition or other proceeding (i) to enforce the award or the provisions of this Agreement, (ii) to the extent that the arbitrator does not have the power or authority to resolve or grant the relief sought, and/or (iii) for provisional or equitable relief pending appointment of the arbitrator, shall be commenced in the appropriate state or federal courts having jurisdiction in Orange County, California and the parties hereby consent to jurisdiction and venue in such courts.

25.      Execution of Asset Purchase Agreement.

         Concurrently with the execution of this Agreement, the parties agree to execute the Asset Purchase Agreement.

26.      Director and Officer Insurance.

         The Company agrees to continue coverage of Brad Fanshaw on its Director and Officer Liability policy until December 31, 1998.

27.      Notices.

         Any notices pursuant to this Agreement, shall be given by registered or certified mail return receipt requested addressed as follows:

         If to Buyer:                       Boyds Wheels, Inc.
                                            8380 Cerritos Avenue
                                            Stanton, California 90680
                                            Attn:  Boyd Coddington,
                                                   Chief Executive Officer

         With a copy to:                    Rutan & Tucker
                                            611 Anton Boulevard, Suite 1400
                                            Costa Mesa, California 92626
                                            Attn: Evridiki (Vicki) Dallas, Esq.



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         If to Fanshaw:                     Brad Fanshaw
                                            12461 Country Lane
                                            Santa Ana, California 92705

         With a copy to:                    Sheppard, Mullin, Richter & Hampton
                                            19th Floor, 501 West Broadway
                                            San Diego, California 92101-3505
                                            Attn: Guy Halgren, Esq.

         If to Coddington:                  Boyd Coddington
                                            8380 Cerritos Avenue
                                            Stanton, California 90680

(or at such other address or to such other person or persons as may be designated by notice in writing) and shall be deemed delivered two business days after placed in the mail.

28.      Securities Filings.

         Fanshaw agrees to execute any and all reporting forms required pursuant to the Securities Act of 1933 and 1934 in connection with the Company, and all such forms shall be subject to review by the Company prior to filing.

29.      Indemnification.

         The Company agrees to indemnify Fanshaw and hold him harmless from liability to third parties in his capacity as an officer and director of the Company and of Velocity and to advance any expenses incurred by him in defending any such proceedings to the full extent authorized or permitted by the provisions of Section 317 of the General Corporation Law of California. Fanshaw shall give the Company notice in writing as soon as practicable of any claim made against him for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to Rex A. Ours (Attn: Chief Financial Officer) (or such other address as the Company shall designate in writing to Fanshaw). Fanshaw agrees to give the Company such information and cooperation as it may reasonably require. In the event the Company shall be obligated to pay the expenses of any proceeding against Fanshaw, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably acceptable to Fanshaw, upon the delivery to Fanshaw of written notice of its election so to do. After delivery of such notice, approval of such counsel by Fanshaw and the retention of such counsel by the Company, the Company will not be liable to Fanshaw under this Agreement for any fees of counsel subsequently incurred by Fanshaw with respect to the same proceeding, provided that (i) Fanshaw shall have the right to employ his counsel in any such proceeding at his expense; and (ii) if (A) the employment of counsel by Fanshaw has been previously authorized by the Company, (B) Fanshaw shall have reasonably concluded that there may be a conflict of interest between the Company and Fanshaw in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Fanshaw's counsel shall be at the expense of the Company. Fanshaw understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Fanshaw. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Section: (1) to indemnify or advance expenses to Fanshaw with respect to proceedings or claims initiated or brought voluntarily by Fanshaw and not way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law; (b) to indemnify Fanshaw for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA, excise taxes or penalties and amounts paid in settlement) which have been actually paid directly to Fanshaw by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company, without further liability from Fanshaw for reimbursement of any such amounts, and (c) to indemnify Fanshaw for expenses or the payment of profits arising from the purchase and sale by Fanshaw of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any other similar statute.

         IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement and General Release on the dates set forth hereinafter.

                          CAUTION! READ BEFORE SIGNING


DATED: _________, 1996                   BOYDS WHEELS, INC.,
                                         a California corporation

                                         By:
                                             -----------------------------------
                                             Boyd Coddington,
                                             Chief Executive Officer

                                         By:
                                             -----------------------------------
                                             Rex Ours,
                                             Chief Financial Officer
                                             and Secretary

                    [Signatures continued on following page]

DATED: _________, 1996                  ----------------------------------------
                                        BOYD CODDINGTON

DATED: _________, 1996
                                        ----------------------------------------
                                        BRAD FANSHAW

APPROVED AS TO FORM
AND CONTENT:

SHEPPARD MULLIN RICHTER                 RUTAN & TUCKER
& HAMPTON

By:                                     By:
    ---------------------------             ------------------------------------